    As filed with the Securities and Exchange Commission on January 31, 2000
================================================================================
                                                     Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                       VIDEO NETWORK COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                         54-1707962
           --------                                         ----------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                             50 International Drive
                         Portsmouth, New Hampshire 03801
                    (Address of Principal Executive Offices)
                          ----------------------------
                       Video Network Communications, Inc.
                            1999 Stock Incentive Plan
                            (Full Title of the Plan)
                          ----------------------------
                                 Robert H. Emery
           Chief Financial Officer and Vice President, Administration
                       Video Network Communications, Inc.
                             50 International Drive
                         Portsmouth, New Hampshire 03801
                     (Name and Address of Agent for Service)

                                 (603) 334-6741
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                              Ellen C. Grady, Esq.
                                  Shaw Pittman
                            1676 International Drive
                             McLean, Virginia 22102
                                 (703) 790-7900

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum         Proposed Maximum               Amount Of
 Title Of Securities        Amount To Be            Aggregate Offering       Aggregate Offering            Registration
 To Be Registered            Registered              Price Per Share              Price                        Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share                 2,640,000 shares             $4.391(1)              $ 11,592,240(1)               $3,060.35
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The registration fee is calculated based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq SmallCap Market on January 27, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       We are incorporating by this reference the following documents into this registration statement on Form S-8, all of which are on file with the Securities and Exchange Commission (the "Commission"). All of the documents listed below that are incorporated in this registration statement by this reference are considered part of this Form S-8:

       (a) Our Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended by our Amendment No. 1 to the Form 10-KSB on Form 10-KSB/A as filed with the Commission on May 13, 1999, and Amendment No. 2 to the Form 10-KSB on Form 10-KSB/A filed with the Commission on July 28, 1999;

       (b) The following reports that we have filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the documents referred to in (a) above:

              (1) Quarterly Report on Form 10-QSB for the quarter ended March
                  31, 1999, as filed with the Commission on May 13, 1999, and as amended by our Quarterly Report on Form 10-QSB/A as filed with the Commission on July 19, 1999;

              (2) Current Report on Form 8-K as filed with the Commission on
                  June 18, 1999;

              (3) Quarterly Report on Form 10-QSB for the quarter ended June 30,
                  1999, as filed with the Commission on August 16, 1999, and as amended by our Quarterly Report on Form 10-QSB/A-1 as filed with the Commission on November 22, 1999, and our Quarterly Report on Form 10-QSB/A-2 as filed with the Commission on November 23, 1999; and

              (4) Quarterly Report on Form 10-QSB for the quarter ended
                  September 30, 1999 as filed with the Commission on November 22, 1999, as amended by our Quarterly Report on Form 10-QSB/A-2 as filed with the Commission on November 23, 1999.

       (c) The description of our Common Stock under the section entitled "Description of Securities" contained in its Registration Statement on Form SB-2 (Registration No. 333-20625) filed with the Commission and incorporated by reference into our registration statement on Form 8-A filed with the Commission on March 13, 1997, to register our common stock under Section 12(g) of the Exchange Act.

       All documents that we file with the Commission after the date of this filing pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, will also be incorporated by reference in this registration statement on Form S-8, and will be considered a part of this registration statement from the date of filing of the report or document.


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


ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemption or repurchases; and (iv) for any transaction from which the director derived an improper benefit. Our Fourth Amended and Restated Certificate of Incorporation provides for the elimination and limitation of the personal liability of our directors for monetary damages to the fullest extent permitted by the DGCL, as it may be amended or supplemented from time to time.

       The effect of the provision is to eliminate our right and our stockholders' right (through stockholders' derivative suits on our behalf ) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. The provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or recission in the event of a breach of a director's duty of care.

       We also have obtained officers' and directors' liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8. EXHIBITS.

       Exhibit
       Number        Description of Exhibit
       ------        ----------------------
       4.1           Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of
                     $2,000,000 aggregate principal amount of Bridge Notes
                     (Incorporated by reference to Exhibit 3.4 to our
                     Registration Statement on Form SB-2 (File No. 333-20625)
                     filed with the Securities and Exchange Commission under the
                     Securities Act of 1933 (the "1997 SB-2")).


       4.2 Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of units in June 1995 and August 1996 (incorporated by reference to
                     Exhibit 3.5 to the 1997 SB-2).

       4.3 Form of Warrant for the purchase of 100,000 shares of common stock, issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the 1997 SB-2).

       4.4 Form of Option for the purchase of 180,000 shares of common stock, issued to Barington Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the 1997 SB-2).

       4.5           Specimen certificate evidencing shares of our common stock
                     (incorporated by reference to Exhibit 4.5 forming a part of our Registration Statement on Form SB-2 (File No. 333-72429) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1999 SB-2")).

       4.6 Senior Note that we issued to Sanmina Corporation with an original principal amount of $4,300,000 (incorporated by reference to Exhibit 4.10 forming a part of our Annual
                     Report on Form 10-KSB for the year ended December 31, 1998, as amended (the "1998 Form 10-KSB")).

       4.7 Note that we issued to Shaw Pittman with an original principal amount of $375,000 (incorporated by reference to Exhibit 4.11 forming a part of the 1998 Form 10-KSB).

       4.8 Form of Warrant for the purchase of 275,000 shares of common stock issued to Sanmina Corporation (incorporated by reference to Exhibit 4.12 forming a part of the 1998 Form
                     10-KSB).

       4.9 Form of Warrant for the purchase of 40,000 shares of common stock, issued to Shaw Pittman (incorporated by reference to Exhibit 4.13 forming a part of the 1998 Form 10-KSB).

       4.10 Form of Representative's Purchase Option that we issued to the representative of the underwriters of our June 1999 public offering of units (incorporated by reference to Exhibit 4.15 to the 1999 SB-2).

       4.11          Specimen certificate evidencing Redeemable Common Stock
                     Purchase Warrant (incorporated by reference to Exhibit 4.16 to the 1999 SB-2).

       4.12          Form of Warrant Agreement (incorporated by reference to
                     Exhibit 4.17 to the 1999 SB-2).

       4.13 Specimen certificate evidencing unit (incorporated by reference to Exhibit 4.18 to the 1999 SB-2).

       5.1* Opinion of Shaw Pittman as to the legality of the securities being registered.

       23.1*         Consent of Shaw Pittman (filed herewith as part of Exhibit 5).

       23.2*         Consent of PricewaterhouseCoopers LLP.

-----------------
       * Filed herewith.

ITEM 9. UNDERTAKINGS.

       (a)    Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment there) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements, provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

       (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) (relating to employers which have registered stock under the 1933 Act) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 18th day of January, 2000.


                                         VIDEO NETWORK COMMUNICATIONS, INC.
                                         (Registrant)

                                         /s/ Carl Muscari
                                         ---------------------------------------
                                         Carl Muscari
                                         President and Chief Executive Officer


       Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                  Title                                     Date
----                                  -----                                     ----
                                      President and Chief
                                      Executive Officer and
                                      Director (Principal
  /s/ Carl Muscari                    Executive Officer)                        January 18, 2000
-----------------------------
Carl Muscari


                                      Chief Financial Officer
                                      and Vice President,
  /s/ Robert H. Emery                 Administration                            January 18, 2000
-----------------------------         (Principal Financial
Robert H. Emery                       and Accounting Officer)


  /s/ James F. Bunker                 Chairman of the Board                     January 18, 2000
-----------------------------         of Directors
James F. Bunker


  /s/ Eugene Cacciamani               Director                                  January 18, 2000
-----------------------------
Eugene Cacciamani

  /s/ Marc S. Cooper                  Director                                  January 18, 2000
-----------------------------
Marc S. Cooper


  /s/ Richard Friedland               Director                                  January 18, 2000
-----------------------------
Richard Friedland


 /s/ Steven A. Rogers                 Director                                  January 18, 2000
-----------------------------
Steven A. Rogers


  /s/ Cheryl Snyder                   Director                                  January 18, 2000
-----------------------------
Cheryl Snyder